Exhibit 99.1

CONTACT:	Craig Smith
Time America, Inc.
(800) 561-6366 x442
craigs@timeamerica.com

FOR IMMEDIATE RELEASE

TIME AMERICA ANNOUNCES SECOND QUARTER FISCAL 2006 RESULTS

SCOTTSDALE, Ariz, February 8, 2006 – Time America, Inc. (OTCBB: TMAM), a leading developer and marketer of time and labor management solutions, today announced unaudited financial results for its second quarter ended December 31, 2005.

Revenue for the quarter ended December 31, 2005 was $1,539,355, a 7% increase over revenue of $1,440,312 in the year-ago quarter.  The net loss from operations for the quarter ended December 31, 2005 was $(498,727), compared to a net loss from operations of $(237,474) for the year-ago quarter.  The net loss for the quarter ended December 31, 2005 was $(630,928), or $(.04) per basic and diluted share, compared to a net loss of $(298,668) or $(.02) per basic and diluted share for the year-ago quarter.

Revenue for the six-month period ended December 31, 2005 was $3,010,168, a 4% increase over revenue of $2,894,137 in the year-ago period.  The net loss from operations for the six-month period ended December 31, 2005 was $(1,071,957), compared to a net loss from operations of $(337,056) for the year-ago period.  The net loss for the six-month period ended December 31, 2005 was $(1,343,203), or $(.09) per basic and diluted share, compared to a net loss of $(490,999) or $(.04) per basic and diluted share for the year-ago period.

Significant events during the quarter and six-month period that affected our results of operations included the following:

•                  The Company prepared and filed a registration statement for the underlying shares and warrants of a June 2005 convertible loan facility, and as a result, incurred approximately $60,000 in associated expenses.

•                  The Company is carrying approximately $980,000 in additional current and long-term debt at December 31, 2005 compared to December 31, 2004.  As a result, interest expense in the current quarter increased $51,000 over the prior year quarter.

•                  The Company adopted Financial Accounting Standards Boards Statement No. 123 (“SFAS 123(R)”) “Share-Based Payment” in the current fiscal year. SFAS 123(R) requires all share-based payments to employees and board members, including the grant of stock options, to be recognized in the income statement based on their fair values.  The Company previously presented this expense as a pro forma disclosure.  Non-cash compensation expense of $104,000 was recognized under SFAS 123(R) in the current six-month period.

“The Company achieved revenue growth in the current quarter of 7%, which represents the fifteenth consecutive quarter of revenue growth vs. the prior year period.  In addition, services revenue increased 37% for the three-month period ended December 31, 2005 vs. the same period in 2004,” stated Thomas Bednarik, President and CEO.

“We increased our hosted revenue business with our partners by over 105% in the quarter vs. the same period last year.  The Company also recently formed a new subsidiary, NetEdge Devices LLC, to distribute its TA7000 family of data collection devices as a private label solution to software application development companies, systems integration providers and value-added resellers.  We have received significant interest from a number of prospective partners that wish to utilize the open architecture of the TA7000 data collection series devices which allows them to fully control, develop and integrate their own proprietary applications into the unit,” added Bednarik.

Also in the quarter, the Company continued its efforts to customize and further develop its security and workforce management solution for delivery to a Fortune 100 company over the next three fiscal quarters.  The Company has invested a significant amount of capital and human resources to support this contract and expects to realize the benefit of these efforts over the delivery period.

The Company will hold a conference call today at 4:30 p.m. EST to discuss its second fiscal quarter results.  To participate, call 800-370-0898 and enter ID code 7000729 five minutes prior to the start of the call.  The call will also be available through February 22, 2006 by calling 877-519-4471 and entering the PIN code: 7000729.

About Time America, Inc.

Time America, Inc. (TMAM.OB) has been providing innovative time and labor management solutions since 1988. By leveraging innovative technology, the Company’s family of software and hardware solutions helps organizations track and transform basic labor data into strategic information that improves workforce productivity and the utilization of labor resources. Time America solutions are used by more than 20,000 companies worldwide including ARAMARK Corporation, Thrifty Rental Car, the Texas Legislative Council and the Mesa Air Group. The Deloitte Technology Fast 500 honored Time America as one of the 500 fastest growing technology companies in North America for 2004 and 2003.

Certain information and comments contained in this press release may be forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Factors set forth in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005, and subsequently filed Form 10-QSBs and Form 8-Ks, together with other factors that appear in this press release or in the Company’s other Securities and Exchange Commission filings could affect the Company’s actual results and could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company, in this press release.

This release and prior releases are available on the Company’s Worldwide Web site at www.timeamerica.com.

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NETtime is a registered trademark of Time America, Inc. All other names are the property of their respective owners.

TIME AMERICA, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31, 2005	June 30, 2005
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$569,819	$1,361,717
Accounts receivable – trade, net	1,627,817	1,479,526
Inventory	723,944	477,719
Prepaid expenses and other current assets	248,417	268,373

Total Current Assets	3,169,997	3,587,335

Property and equipment, net	450,772	374,269
Other Assets	220,065	330,882

Total Assets	$3,840,834	$4,292,486

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Current portion of long-term debt	$1,150,431	$998,061
Accounts payable	593,768	423,396
Accrued liabilities	645,862	436,180
Deferred revenue	945,909	877,782

Total Current Liabilities	3,335,970	2,735,419

Long-term debt, less current portion	2,203,486	2,210,592

Total Liabilities	5,539,456	4,946,011

Commitments:	—	—

Stockholders’ Equity (Deficit):
Common stock, $.005 par value, 50,000,000 shares authorized, 14,651,981 and 14,251,552 shares issued and outstanding	73,261	71,258
Contributed capital	9,565,600	9,269,497
Accumulated deficit	(11,337,483)	(9,994,280)

Total Stockholders’ Equity (Deficit)	(1,698,622)	(653,525)

Total Liabilities and Stockholders’ Equity (Deficit)	$3,840,834	$4,292,486

TIME AMERICA, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Six Months Ended December 31,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Product sales	$1,049,357	$1,082,207	$2,066,921	$2,081,137
Services revenue	489,998	358,105	943,247	813,000

Total Revenues	1,539,355	1,440,312	3,010,168	2,894,137

Cost of Revenues:
Product	481,913	433,572	1,016,344	832,304
Services	216,219	185,277	428,978	352,498

Total Cost of Revenues	698,132	618,849	1,445,322	1,184,802

Gross Profit	841,223	821,463	1,564,846	1,709,335

Costs and Expenses:
Sales and marketing	537,936	461,442	1,132,292	925,545
Research and development	388,094	337,946	752,710	625,718
General and administrative	413,920	259,549	751,801	495,128

Total Costs and Expenses	1,339,950	1,058,937	2,636,803	2,046,391

Net Loss from Operations	(498,727)	(237,474)	(1,071,957)	(337,056)

Other Income (Expense):
Interest expense	(142,081)	(91,386)	(318,497)	(189,897)
Other	6,915	25,774	38,420	25,774
Interest income	2,965	4,418	8,831	10,180

	(132,201)	(61,194)	(271,246)	(153,943)

Net Loss	$(630,928)	$(298,668)	$(1,343,203)	$(490,999)

Basic and Diluted Loss per Share	$(0.04)	$(0.02)	$(0.09)	$(0.04)

Weighted Average Number of Shares Outstanding	14,651,981	13,601,052	14,455,975	13,600,620